Exhibit 10.23.2
SECOND AMENDMENT TO AGREEMENT

THIS SECOND AMENDMENT TO AGREEMENT IS MADE AND ENTERED INTO at Cleveland, Ohio this 9th day of January, 2015 by and between FOREST CITY ENTERPRISES, INC., an Ohio corporation, of Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio 44113-2267, hereinafter referred to as “Company”, and CHARLES A. RATNER of 16980 South Park Boulevard, Shaker Heights, Ohio, hereinafter referred to as “Employee”.
WHEREAS, the Compensation Committee of the Company has recommended a change in the annual base salary for the Employee to be effective as of January 1, 2014;
WHEREAS, the Compensation Committee of the Company has recommended that the dollar amount of the death benefit in effect prior to this Amendment be maintained despite a reduction of the annual base salary for the Employee; and
WHEREAS, the Company and the Employee desire to amend the Employment Agreement dated July 20, 2005, as amended by the First Amendment to Agreement dated November 9, 2006 (collectively, the “Agreement”), as specifically stated herein:
NOW, THEREFORE, for good and valid consideration, the Company and Employee agree to amend the Agreement, effective as of January 1, 2014, as follows:
Paragraph number 3 of the Agreement shall be replaced in its entirety by the following paragraph:
“3. In consideration whereof, the Company promises and agrees to pay the Employee a base salary of FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($400,000.00) per year, payable from time to time during each employment year.”
Paragraph number 4 of the Agreement shall be replaced in its entirety by the following paragraph:
“4. In consideration of this Employment Agreement, if the Employee dies while in the employ of the Company, the Company agrees to pay to the beneficiaries of the Employee as stipulated in his Will, or designated by written notice to the Company from the Employee during his lifetime, or designated by operation of law if the Employee dies intestate, FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) per year for a period of five (5) years following the decease of said Employee: said sum to be payable in quarterly installments to said beneficiaries of said deceased Employee.”
All other terms and conditions of the Agreement, except as modified herein, shall remain unchanged by this Second Amendment.
IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

Forest City Enterprises, Inc.

By:	/s/ DAVID J. LARUE
David J. LaRue, President

By:	/s/ GERALYN M. PRESTI
Geralyn M. Presti, Secretary

/s/ CHARLES A. RATNER
Charles A. Ratner, Employee